UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2023, Frank Lazaran resigned as the President and Chief Executive Officer of our company.  On the same date, we appointed Frank Chessman as our Chief Executive Officer and President.

Mr. Chessman, age 70, is an accomplished executive with five decades of experience in sales, marketing, and operations. He holds a Bachelor of Science degree from the University of Southern California's Marshall School of Business and conducted graduate studies at the Anderson School at UCLA. Mr. Chessman served as Vice President of Sales and Advertising for Ralphs Grocery Company, now a major division of Kroger. He also spent 14 years at Simon Marketing as the Executive Vice President, where he gained valuable experience in marketing and promotions. His career also includes extensive beverage manufacturing experience prior to his time with our company. During the past five years, Mr. Chessman has been the director of national sales for our company and over the past eight months, Mr. Chessman had additional responsibility for operations as the director of sales and operations for our company. Our company has seen significant growth under his leadership, expanding to a national brand with over $100 million in yearly retail sales. During our company's pivot last year to its Pathway-to-Profitability strategy, Mr. Chessman worked side-by-side with Mr. Lazaran, overseeing all aspects of sales and operations. Mr. Chessman's extensive experience and long-time commitment to the Alkaline88 brand make him an indispensable asset to our company and well-equipped to step in as our new president and chief executive officer.

Term of Executive Officer

The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Except as disclosed below, we have not been party to any transaction with Mr. Chessman since April 1, 2020, or any currently proposed transaction with Mr. Chessman in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Chessman had or will have a direct or indirect material interest.

Compensation and Employment Agreement

During the fiscal year ended March 31, 2021, we paid Mr. Chessman $181,000 for his services to our company.

During the fiscal year ended March 31, 2022, we paid Mr. Chessman $222,000 for his services to our company.

From April 1, 2022 to September 30, 2022, we paid Mr. Chessman $117,250 for his services to our company.

On November 16, 2022, we entered into an employment agreement with Mr. Chessman pursuant to which, as of the effective date of October 1, 2022 (the "Effective Date"), we have agreed to employ Mr. Chessman and Mr. Chessman has agreed to perform such duties as are regularly and customarily performed by the Director of Sales and Operations of a corporation, and any other duties consistent with Mr. Chessman's position in our company.  Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Chessman $252,000 annually or such other amount as may be determined by our board of directors from time to time, commencing on the Effective Date. On February 20, 2023, our board of directors increased the salary paid to Mr. Chessman, effective as February 1, 2023, by $25,000 annually.

In addition, during each of our fiscal years during the term of the employment agreement (beginning with the fiscal year of April 1, 2022 to March 31, 2023 (the "Fiscal 2023"), Mr. Chessman will be eligible for the following annual bonuses: (i) up to 50% of Mr. Chessman's salary, with the exact amount of the bonus to be determined within 30 days of the end of each fiscal year by the compensation committee of our board of directors, based upon 90% of Mr. Chessman's performance during the immediately preceding fiscal year as measured by certain key performance indicators (the "KPIs"), and 10% upon the discretion of the compensation committee. During the term of the employment agreement, these KPIs (i) will be updated within 30 days of the end of each fiscal year, with the first update being April 30, 2023; and (ii) will be set and established in the sole discretion of the compensation committee of our board of directors. However, the KPIs for the Fiscal 2023 will be for the period from October 1, 2022 through March 31, 2023 due to Mr. Chessman's start date and transition time required.

In addition, Mr. Chessman will be entitled to participate in all of our employee benefit plans provided by our company to our senior officers.  If we do not provide such plans at any time or if Mr. Chessman elects to remain on his current insurance coverage, we agreed to reimburse Mr. Chessman for the actual cost of any such plans obtained privately for Mr. Chessman and his spouse. We have also agreed to (i) provide Mr. Chessman with a $750 per month automobile allowance during the term of the employment agreement; and (ii) reimburse Mr. Chessman for any expenses that he incurs in connection with his duties under his employment agreement. Mr. Chessman will be entitled in each year to five weeks' paid vacation, in addition to weekends and statutory holidays, to be taken in installments of no more than two consecutive weeks of paid time off.

The initial term of the employment agreement is two years from the Effective Date and, on the second anniversary of the Effective Date and on each annual anniversary date thereafter, the term of the employment agreement will automatically be extended by one additional year unless either party gives 90 days' written notice to the other of its intention not to renew the employment agreement.

If, within 90 days of the occurrence of a change of control event, Mr. Chessman resigns from his employment relationship with our company or our company terminates his employment agreement for any reason other than for just cause and Mr. Chessman signs a broad based general release in favor of our company (the "Release"), then we have agreed to pay Mr. Chessman severance in an amount equal to the 12 months' salary.

We may terminate Mr. Chessman's employment at any time for other than just cause by delivering to Mr. Chessman written notice of termination.  In such a case, provided that Mr. Chessman signs the Release, we have agreed to pay Mr. Chessman severance in an amount equal to the 12 months' salary.

Subject to applicable employment laws or similar legislation, we may terminate Mr. Chessman's employment in the event he has been unable to perform his duties for a period of eight consecutive months or a cumulative period of 12 months in any consecutive 24 month period, because of a physical or mental disability.  Mr. Chessman's employment will automatically terminate on his death.  In the event Mr. Chessman's employment with our company terminates by reason of Mr. Chessman's death or disability, then upon and immediately effective on the date of termination we agreed to promptly pay and provide Mr. Chessman (or in the event of Mr. Chessman's death, Mr. Chessman's estate); any unpaid salary and any outstanding and accrued regular and special vacation pay through the date of termination; reimbursement for any unreimbursed expenses incurred through to the date of termination; and any outstanding amounts due under any awards which will be dealt with in accordance with the Plan and the award agreement. In the event Mr. Chessman's employment is terminated due to a disability, we have agreed to pay to Mr. Chessman the severance referred to above.

We may terminate Mr. Chessman's employment for just cause at any time by delivering to Mr. Chessman written notice of termination.  In the event that Mr. Chessman's employment with our company is terminated by our company for just cause, Mr. Chessman will not be entitled to any additional payments or benefits (except as otherwise provided in his employment agreement), other than for amounts due and owing to Mr. Chessman by our company as of the date of termination, except for any awards under the Plan will be dealt with in accordance with the Plan and award agreement.

Provided that Mr. Chessman has acted within the scope of his authority, we have agreed to indemnify and save harmless Mr. Chessman (including his heirs and legal representatives) against any and all costs, claims and expenses (including any amounts paid to settle any actions or satisfy any judgments) which: he may suffer or incur by reason of any matter or thing which he may in good faith do or have done or caused to be done as an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; or was reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; provided that, the foregoing indemnification will apply only if: he acted honestly and in good faith with a view to the best interests of our company, any of its subsidiaries or any of their respective affiliates; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Mr. Chessman has agreed to indemnify and save harmless our company against, and has agreed to hold it harmless from, any and all damages, injuries, claims, demands, actions, liability, costs and expenses (including reasonable legal fees) incurred or made against our company arising from or connected with the performance or non-performance of his employment by him or the breach of any warranty, representation or covenant herein by him, other than claims by him pursuant to his employment agreement.

If and to the extent we maintain directors' and officers' liability insurance for the protection of our executives in connection with acts and omissions occurring during their employment with our company, we have agreed that Mr. Chessman will be included as an officer and director who is covered by such policy on a basis no less favorable than made available to other executives of our company.

Restricted Awards and Stock Options

On April 3, 2020, we granted 300,000 stock options to Mr. Chessman under our 2018 Stock Option Plan. The stock options are exercisable at the exercise price of $0.53 per share until April 2, 2030.  The stock options vested as to 50% on the date of grant and 50% on the one year anniversary of the date of grant.

On April 30, 2020, we granted an award of 100,000 shares of our common stock to Mr. Chessman. We granted these shares as "restricted awards" under our 2020 Equity Incentive Plan. These shares vested on the one year anniversary of the grant date.

On March 31, 2021, we granted 200,000 stock options to Mr. Chessman under our 2020 Equity Incentive Plan. The stock options are exercisable at the exercise price of $1.09 per share until March 31, 2031.  The stock options vested as to 50% on the date of grant and 50% on the one year anniversary of the date of grant.

On March 31, 2021, we granted an award of 100,000 shares of our common stock to Mr. Chessman. We granted these shares as "restricted awards" under our 2020 Equity Incentive Plan. These shares vested on the one year anniversary of the grant date.

On November 11, 2021, we granted an award of 300,000 shares of our common stock to Mr. Chessman. We granted these shares as "restricted awards" under our 2020 Equity Incentive Plan. These shares vested on January 15, 2022.

On August 23, 2022, we granted 500,000 stock options to Mr. Chessman. The stock options are exercisable at the exercise price of $0.51 per share until August 23, 2032.  The stock options vests as to 50% on each of the first and second one year anniversary of the date of grant.

On November 16, 2022, we granted an award of 500,000 shares of our common stock to Mr. Chessman. We granted these shares as "restricted awards" under our 2020 Equity Incentive Plan. These shares vested as to 50% on the date of grant and 50% on the six month anniversary of the date of grant.

On November 16, 2022, we granted 375,000 stock options to Mr. Chessman under our 2020 Equity Incentive Plan. The stock options are exercisable at the exercise price of $0.25 per share until November 16, 2032. The stock options vest as to 50% on the one year anniversary of the date of grant and 50% on the two year anniversary of the date of grant.

Item 7.01 Regulation FD Disclosure.

A copy of our news release dated February 24, 2023 is being furnished herewith as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	News Release dated February 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ David Guarino

David Guarino

Chief Financial Officer and Director

February 24, 2023